As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Diebold, Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0183970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077
(Address of Principal Executive Offices)     (Zip Code)

2014 Non-Qualified Stock Purchase Plan
(Full title of the plan)

Chad F. Hesse
Vice President, General Counsel and Secretary
Diebold, Incorporated
5995 Mayfair Road
North Canton, Ohio 44720
(Name and address of agent for service)

(330) 490-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Shares, $1.25 par value per share	3,000,000	$33.305	$99,915,000	$12,870
(1)Represents the maximum number of common shares, par value $1.25 per share (“Common Shares”), of Diebold, Incorporated (the “Registrant”) issuable pursuant to Diebold, Incorporated’s 2014 Non-Qualified Stock Purchase Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Shares on the New York Stock Exchange on January 29, 2014, a date that is within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 001-04879), filed with the Commission on February 15, 2013;

(b)
The Registrant’s Quarterly Reports on Form 10-Q (Commission File No. 001-04879) for the quarters ended March 31, 2013, filed with the Commission on May 1, 2013, June 30, 2013, filed with the Commission on August 14, 2013, and September 30, 2013, filed with the Commission on November 12, 2013;

(c)
The Registrant’s Current Reports on Form 8-K (Commission File No. 001-04879), filed with the Commission on January 24, 2013 (only Item 5.02), January 28, 2013, February 20, 2013, February 28, 2013, March 27, 2013, April 29, 2013, April 30, 2013 (only Item 2.05), June 6, 2013, August 14, 2013 and October 30, 2013 (only Items 2.06 and 5.02); and

(d)
The description of the Registrant’s Common Shares contained in the Registrant’s Current Report on Form 8-K (Commission File No. 001-04879), filed with the Commission on August 14, 2013, and all amendments and reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The general effect of the Registrant’s Code of Regulations is to provide for the indemnification of its directors, officers and employees to the full extent permitted by applicable law, except that such indemnity shall not extend to any matters as to which any director, officer or employee shall be finally adjudged, in any such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duties as such director or officer, nor to any settlement made without judgment, unless it be determined by the Board of Directors that he was not guilty of such negligence or misconduct.
Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.
Section 1701.13 of the Ohio Revised Code further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.
Finally, Section 1701.13 of the Ohio Revised Code provides that indemnification or advancement of expense provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors or otherwise.
The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
Exhibit Number Exhibit Description

4.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994 (Commission File No. 001-04879) filed with the Commission on March 9, 1995)

4.2
Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (Commission File No. 001-04879) filed with the Commission on April 30, 1996)

4.3
Certificate of Amendment to Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 1998 (Commission File No. 001-04879) filed with the Commission on March 8, 1999)

4.4
Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (Commission File No. 001-04879) filed with the Commission on May 10, 2007)

4.5	2014 Non-Qualified Stock Purchase Plan

23.1	Consent of KPMG LLP

24.1	Power of Attorney

Item 9.     Undertakings.

(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 31st day of January, 2014.

                Diebold, Incorporated

                By: _/s/_ Chad F. Hesse ___________________________
Chad F. Hesse
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
* Andreas W. Mattes	President and Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2014
* Christopher A. Chapman	Vice President, Global Finance (Principal Financial Officer)	January 31, 2014
* Christopher Macey	Vice President and Corporate Controller (Principal Accounting Officer)	January 31, 2014
* Patrick W. Allender	Director	January 31, 2014
* Roberto Artavia	Director	January 31, 2014
* Bruce L. Byrnes	Director	January 31, 2014
* Phillip R. Cox	Director	January 31, 2014
* Richard L. Crandall	Director	January 31, 2014
* Gale S. Fitzgerald	Director	January 31, 2014
* Robert S. Prather, Jr.	Director	January 31, 2014
* Rajesh K. Soin	Director	January 31, 2014
* Henry D.G. Wallace	Director	January 31, 2014
* Alan J. Weber	Director	January 31, 2014

*
The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the officers and directors of the Registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney is filed with this Registration Statement as Exhibit 24.1.

DATED: January 31, 2014    By: _/s/_ Chad F. Hesse____________________
Chad F. Hesse, attorney-in-fact

EXHIBIT INDEX

Exhibit Number Exhibit Description

4.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994 (Commission File No. 001-04879) filed with the Commission on March 9, 1995)

4.2
Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (Commission File No. 001-04879) filed with the Commission on April 30, 1996)

4.3
Certificate of Amendment to Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 1998 (Commission File No. 001-04879) filed with the Commission on March 8, 1999)

4.4
Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3.1(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (Commission File No. 001-04879) filed with the Commission on May 10, 2007)

4.5	2014 Non-Qualified Stock Purchase Plan

23.1	Consent of KPMG LLP

24.1	Power of Attorney